Exhibit 99.2

AMBIA ENERGY, LLC

Unaudited Financial Statements

As of September 30, 2025 and December 31, 2024

and For the Nine Months Ended September 30, 2025 and 2024

Unaudited Balance Sheets

	As of September 30, 2025	As of December 31,
	(Unaudited)	2024
Assets

Current assets:
Cash	$693,520	$1,043,269
Accounts receivable, net of allowance for credit losses of $225,000	1,293,174	1,010,295
Contract assets - unbilled revenues	5,715,605	4,601,890
Other receivables	485,863	366,027
Sales commissions receivable, net of allowance of $760,413	1,580,974	423,719
Deferred commissions	1,145,672	3,511,328
Deferred costs	3,943,059	6,137,615
Prepaid expenses and other current assets	343,410	531,238

Total current assets	15,201,277	17,625,381

Property and equipment, net	424,031	385,192
Operating lease right-of-use assets	2,856,409	740,654
Finance lease right-of-use assets	1,602,376	1,971,170
Deposits	181,510	116,819

Total assets	$20,265,603	$20,839,216

Liabilities and Member’s Deficit

Current liabilities:
Accounts payable	$2,489,153	$2,168,566
Accrued expenses	3,431,906	2,799,860
Accrued commissions	212,469	180,114
Merchant cash advance, net of debt discount	487,500	-
Related-party accounts payable	294,384	509,649
Deferred revenue	7,701,532	10,585,293
Current portion of operating lease liabilities	622,419	401,456
Current portion of finance lease liabilities	308,794	315,541

Total current liabilities	15,548,157	16,960,479

Operating lease liabilities, net of current portion	2,145,929	367,346
Finance lease liabilities, net of current portion	985,849	1,228,546
Related-party lines of credit	2,675,000	2,175,000
Related-party notes payable	7,140,109	7,140,109

Total liabilities	28,495,044	27,871,480

Commitments and contingencies

Member’s deficit	(8,229,441)	(7,032,264)

Total liabilities and member’s deficit	$20,265,603	$20,839,216

See accompanying notes to financial statements

Unaudited Statements of Operations and Member’s Deficit

	Nine Months Ended September 30,
	2025	2024
Revenues	$61,075,725	$28,114,668
Cost of revenues	32,622,179	20,517,813

Gross profit	28,453,546	7,596,855

Operating expenses:
General and administrative	10,845,446	7,303,877
Commissions	16,003,211	8,043,929
Rent	1,038,258	888,362
Depreciation and amortization	494,567	236,304

Total operating expenses	28,381,482	16,472,472

Income from operations	72,064	(8,875,617)

Other income (expense):
Interest expense	(1,285,993)	(925,263)
Other income, net	16,752	(10,970)

Total other income (expense), net	(1,269,241)	(936,233)

Net loss	$(1,197,177)	$(9,811,850)

Member’s deficit, beginning of the period	$(7,032,264)	$(5,112,377)
Net loss	(1,197,177)	(9,811,850)
Member’s contribution and conversion of related-party notes payable	-	4,333,164

Member’s deficit, end of the period	$(8,229,441)	$(10,591,063)

See accompanying notes to financial statements

Unaudited Statements of Cash Flows

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(1,197,177)	$(9,811,850)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of operating right-of-use assets	523,352	643,603
Depreciation and amortization	494,567	236,304
Changes in operating assets and liabilities
Accounts receivable	(282,879)	(413,593)
Contract assets - unbilled revenues	(1,113,715)	739,308
Other receivables	(119,836)	295,812
Sales commissions receivable	(1,157,255)	(134,894)
Inventories	-	74,447
Deferred costs and commissions	4,560,212	(848,215)
Prepaid expenses and other assets	187,828	(427,389)
Deposits	(64,691)	(13,337)
Accounts payable	106,122	539,602
Accrued expenses	369,546	3,229,015
Accrued commissions	32,355	395,000
Related-party accounts payable	(215,265)	51,411
Deferred revenue	(2,883,761)	(1,314,260)
Operating lease liabilities	(425,096)	(618,953)

Net cash used in operating activities	(1,185,693)	(7,377,989)

Cash flows from investing activities:
Purchase of property and equipment	(191,243)	(222,908)

Cash flows from financing activities:
Proceeds from related-party revolving lines of credit and notes payable	500,000	8,925,000
Payments on related-party revolving lines of credits and notes	-	(3,305,747)
Proceeds from member’s contribution	-	1,883,164
Merchant cash advance	1,750,000	-
Merchant cash repayments	(1,000,000)	-
Payments on finance lease liabilities	(222,813)	(363,900)

Net cash provided by financing activities	1,027,187	7,138,517

Net change in cash	(349,749)	(462,380)

Cash at beginning of period	1,043,269	728,639

Cash at end of period	$693,520	$266,259

Supplemental disclosure of cash flow information:

Cash paid for interest	$703,167	$50,441

Supplemental disclosure of non-cash investing and financing activities:
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	$2,424,642	$125,849
Increase in operating right-of-use assets and accounts payable for lessor owned tenant improvements paid by the Company	$214,465	$-
Finance lease right-of-use assets obtained in exchange for finance lease liabilities	$-	$1,169,095
Finance lease terminations	$26,631	$-
Conversion of related-party notes payable to member’s equity	$-	$2,450,000
Merchant cash advance accrued guaranteed interest payment	$262,500	$-

See accompanying notes to financial statements

Notes to Unaudited Financial Statements

1.	Nature of Operations

Organization

Ambia Energy, LLC was organized on March 24, 2021 as a Utah limited liability company. The Company is a residential solar energy system installer and operates in various markets throughout the United States. The Company is a wholly owned subsidiary of Ambia Holdings, Inc.

2.	Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, exceeds federally insured limits. To date, the Company has not experienced a loss or lack of access to its invested cash; however, no assurance can be provided that access to the Company’s invested cash will not be impacted by adverse conditions in the financial markets.

In the normal course of business, the Company provides credit terms to its customers and generally requires no collateral. Customers that comprise more than 10% of the Company’s accounts receivable or annual net sales are considered to be major customers. No residential customer accounted for more than 10% of sales or accounts receivable as of and for the nine months ended September 30, 2025 and 2024.

The Company’s residential customers generally pay for the transaction with financing. Significant lenders were as follows for the nine months ended September 30, 2025 and 2024:

	2025	2024
Lender A	27%	*
Lender B	19%	18%
Lender C	17%	*
Lender D	12%	*
Lender E	11%	72%

*	Lender funded less than 10% of sales for the year.

Additionally, the following lenders owed a significant portion of the Company’s account receivable balance as of September 30, 2025 and 2024:

	2025	2024
Lender B	27%	47%
Lender E	*	32%
Lender A	*	10%

*	Lender accounted for less than 10% of the accounts receivable balance.

Major vendors are defined as those vendors to which expenditures made by the Company are 10% or more of the Company’s total solar materials costs. The following was a major vendor for the nine months ended September 30, 2025 and 2024:

	2025	2024
Vendor A	89%	29%
Vendor B	*	10%

*	Vendor did not represent more than 10% of expenditures.

Lease Commitments

The Company leases certain office and warehouse space, and vehicles. The Company assesses whether an arrangement qualifies as a lease (i.e., conveys the right to control the use of an identified asset for a period of time in exchange for consideration) at inception and whether the arrangement is an operating or finance lease, and only reassesses its determination if the terms and conditions of the arrangement are changed. For all arrangements where it is determined that a lease exists, the related right-of-use assets and lease liabilities are recorded within the balance sheet as either operating or finance leases. At inception or modification, the Company calculates the present value of lease payments using the implicit rate determined from the contract or the Company’s incremental borrowing rate applicable to the lease, which is determined by estimating what it would cost the Company to borrow a collateralized amount equal to the total lease payments over the lease term based on the contractual terms of the lease and the location of the leased asset. The present value is adjusted for prepaid lease payments, lease incentives, and initial direct costs (e.g. commissions). The Company’s leases may require fixed rental payments, variable lease payments based on usage or sales and fixed non-lease costs relating to the leased asset.

Variable lease payments are generally not included in the measurement of the right-of-use assets and lease liabilities. Leases with an initial term of 12 months or less are not recorded on the balance sheet. Lease expense is recognized for these leases on a straight-line basis over the lease term. Fixed non-lease costs, for example common-area maintenance costs, taxes, insurance, and maintenance, are excluded from the measurement of the right-of-use asset and lease liability as the Company separates lease and non-lease components.

Some leases include one or more options to renew, with renewal terms that can extend the lease term for up to three years. The exercise of lease renewal options is at the Company’s sole discretion. The depreciable life of the assets and leasehold improvements are limited by the expected term unless there is a transfer of title or purchase option reasonably certain of exercise.

Accounts Receivable, Contract Assets, and Allowance for Credit Losses

The Company records its accounts receivable and contract assets at sales value. The Company’s contract assets consist of revenues recognized by the Company, but for which the Company has not yet been able to contractually invoice for final payment. The Company has tracked historical loss information for its accounts receivable and contract assets and compiled historical credit loss percentages for customers who share similar risk characteristics considering current trends and forecasts. Management believes that the historical loss information it has compiled is a reasonable basis on which to determine expected credit losses for accounts receivable and contract assets held as of period end because the composition of the accounts receivable and contract assets at that date is consistent with that used in developing the historical credit-loss percentages (i.e. the similar risk characteristics of its customers and its lending practices have not changed significantly over time). Final payment of the Company’s accounts receivable is considered past due when payment has not been received within 30 days of the invoice date. Account balances are charged off against the allowance for credit losses when the probability for recovery is remote. Recoveries of receivables previously charged off are recorded when cash payment is received. As of September 30, 2025 and 2024, the allowance for credit losses was $225,000 and $0.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated economic useful lives of the assets or over the related lease terms (if shorter) as follows:

Tools and gear	3 years
Computer equipment	3 years
Furniture	5 years
Vehicles	3 years
Office equipment	3 years
Leasehold improvements	1-5 years

Expenditures that materially increase values or capacities or extend useful lives of property and equipment are capitalized. Routine maintenance, repairs, and renewal costs are expensed as incurred. Upon sale or retirement of depreciable property, the costs and accumulated depreciation and amortization are removed from the related accounts, and any gain or loss is reflected in the statements of operations and member’s deficit.

Impairment of Long-Lived Tangible Assets

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may be impaired. When such factors and circumstances exist, the Company compares the estimated undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amounts over the fair values of those assets and is recorded in the period in which the determination is made. As of September 30, 2025 and 2024, management determined that the Company’s tangible assets were not impaired.

Income Taxes

The Company is organized as a limited liability company and is generally not subject to income taxes pertaining to operations; rather, the members of the limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision for income taxes has been included in the accompanying financial statements. The Company makes distributions to its member to pay income tax liabilities.

Generally accepted accounting principles require tax effects from an uncertain tax position to be recognized in the financial statements only if the position is more likely than not to be sustained if the position were to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard to the likelihood that the tax position may be challenged. If an uncertain tax position meets the more-likely-than-not threshold, the largest amount of tax benefit that is greater than 50% likely to be recognized upon ultimate settlement with the taxing authority is recorded. As of September 30, 2025 and 2024, the Company had no uncertain tax positions that qualified for either recognition or disclosure in the financial statements. The Company is subject to routine audits by tax jurisdictions; however, there are currently no audits in progress.

Revenue Recognition and Deferred Revenue

The Company primarily generates its revenues from selling and installing solar energy systems. Revenues are recognized when control of installed solar systems is transferred to customers in an amount that reflects the consideration expected to be received by the Company in exchange for the installed solar system. The Company determines revenue recognition through the following steps:

●	Identification of the contract, or contracts, with a customer

●	Identification of the performance obligations in the contract

●	Determination of the transaction price

●	Allocation of the transaction price to the performance obligations in the contract

●	Recognition of revenue when, or as, each performance obligation is satisfied

A performance obligation is a promise in a contract to transfer a distinct service or product to the client, and it is the unit of account in the guidance for revenue recognition. The Company’s contracts have a single performance obligation, which is to either a) install a solar energy system or b) orchestrate the sale of a solar energy system which will be installed by a third party. The promise to transfer the services is not separately identifiable from other promises in those contracts, and therefore, those other promises are not distinct performance obligations.

Installation Services

The Company’s principal performance obligation is to install a solar energy system. The Company recognizes revenue upon receiving notice of the completion of the final inspection of the respective solar energy system.

Revenue is recognized at the total contract price that the end residential customer has agreed to pay before any cost of financing incurred by the customer. The Company arranges financing for the customer with third-party financing companies. These third-party financing companies often withhold amounts to pay for solar panels and other materials for added security. The Company is the primary obligor in the transaction as it controls the price charged to end residential customers, bears the responsibility to install solar panels that meet regulatory requirements, and bears collection risk unless the customer is approved to finance the transaction with a third-party financing company.

HVAC and Roofing Services

The Company’s principal performance obligation is to complete the installation of the HVAC system or roof. The Company recognizes revenue upon the completion of the HVAC system or roof installation.

The following table presents the Company’s revenue disaggregated by revenue source (recognized at a point in time) for the nine months ended September 30, 2025 and 2024:

	2025	2024
Installation services revenue	$59,438,442	$28,114,668
HVAC revenue	990,177	-
Roofing revenue	647,106	-
	$61,075,725	$28,114,668

Contract Balances

The timing of revenue recognition, billings and cash collections results in billed accounts receivable, unbilled revenue (contract assets), and deferred revenue (contract liabilities) on the balance sheet. Amounts are billed as specific milestones are met, which may or may not align with when revenue is recognized. Specific billing milestones include: 1) 10% - 20% of the contract value is billed to the third-party lender upon contract signing; 2) an additional 70% of the contract value is billed to the third-party lender upon the solar system being installed; and 3) the final 10% - 20% of the contract value is billed to the third-party lender upon system receiving its permission to operate from the local jurisdiction. All revenue from solar system installations is recognized upon the system passing inspection by the local jurisdiction, which generally does not coincide with receiving a permission to operate and as a result the third payment for the final 10% - 20% from the lender is recorded as a contract asset – unbilled revenue until the permission to operate is received from the local jurisdiction.

The beginning and ending contract balances were as follows:

As of:	September 30, 2025	December 31, 2024	December 31, 2023
Accounts receivable	$1,293,174	$1,010,295	$155,801
Unbilled receivables	5,715,605	4,601,890	3,916,562
Deferred revenue	7,701,532	10,585,293	11,661,448

Limited Warranty

The Company provides a limited warranty of workmanship on its installation products for a period of ten years beginning on the date of installation completion. This warranty is limited to defects in materials and workmanship caused during installation, and to roof penetrations caused in the installation will be watertight. The Company estimates its liability for warranty claims based historical claim patterns and known conditions at the time. To date, warranty claims have been nominal. Accordingly, there was no warranty accrual recorded as of September 30, 2025 and December 31, 2024.

Deferred Commissions

Costs Incurred to Acquire Customer Contracts

The Company recognizes an asset for incremental costs of obtaining a contract with the customer if management expects to recover these costs. Incremental costs are those that would not have been incurred if the contract had not existed. Examples of incremental costs often capitalized are sales commissions whereas examples of costs that would not be included are internal employee salaries, standard benefits, travel costs, and other / general legal costs. Sales commissions and related payroll taxes are the only incremental contract costs the Company incurs, which are paid out when installation is complete. As installations of customer solar systems are generally installed within 3 months resulting in the commissions being earned at that point-in-time, the Company applies the practical expedient under ASC 340-40, Other Assets and Deferred Costs: Contracts with Customers and expenses all incremental costs to acquire customers contracts upon installation of the solar system.

Deferred Contract Fulfillment Costs

Prior to the installation and final inspection of a customer solar system, the Company incurs costs for design, equipment, permits, and other similar costs. These contract fulfillment costs are contract specific, enhance the asset (solar system) that will eventually be transferred to the customer, and are expected to be recovered as part of the transaction price associated with the contract. As a result, the Company capitalizes these costs as they are incurred and expenses them once the solar system passes final inspection.

Advertising

Advertising costs are expensed as incurred. Advertising expense for the nine months ended September 30, 2025 and 2024 totaled approximately $304,000 and $140,000, respectively.

Sales Tax

The Company collects sales and other taxes from certain customers and remits those taxes to governmental agencies. The Company reports the collection of these taxes on a net basis and such taxes are excluded from revenues.

Subsequent Events

Management has evaluated events and transactions for potential recognition or disclosure through January 12, 2026, which is the date the financial statements were available to be issued.

3.	Liquidity

In assessing the Company’s liquidity, the Company monitors and analyzes its cash and its ability to generate sufficient cash flow to support its operating and capital expenditure commitments. As of September 30, 2025, the Company had a working capital surplus of approximately $347,000 and stockholders’ deficit of approximately $8,229,000. For the nine months ended September 30, 2025, the Company had a net loss of approximately $1,197,000 and used cash in operating activities of approximately $1,186,000.

On November 11, 2025, the Company entered a non-binding letter of intent with SunPower, Inc. to be acquired for $37,500,000. The transaction closed on November 21, 2025, resulting in the Company becoming a wholly owned subsidiary of SunPower, Inc. The acquisition of the Company effectively merged the Company’s operations into SunPower, Inc., which provided the Company with any additional liquidity that may have been needed.

4.	Property and Equipment

Property and equipment consisted of the following as of September 30, 2025 and December 31, 2024:

	2025	2024
Office equipment	$251,199	$-
Tools and gear	152,426	296,085
Computer equipment	95,530	54,392
Leasehold improvements	92,373	76,701
Vehicles	77,990	52,552
Furniture	32,400	30,946
	701,918	510,676
Less accumulated depreciation and amortization	(277,887)	(125,484)
	$424,031	$385,192

Depreciation and amortization expense on property and equipment was calculated on a straight-line basis and for the nine months ended September 30, 2025 and 2024 was $152,404 and $62,514, respectively. Amortization of right-of-use assets held under finance leases for the nine months ended September 30, 2025 and 2024 was $342,163 and $173,790, respectively; and is included in depreciation and amortization expense in the statements of operations and member’s deficit.

5.	Related-Party Notes Payable

The Company has entered into notes payable agreements with various related parties. Interest rates on these notes payable range from 8% to 13%. Some notes require quarterly interest payments, while others do not require interest to be paid until the maturity date. For all related-party notes payable, the principal amounts are not due until the maturity date which ranges from December 2026 to April 2033.

As of September 30, 2025, the future maturities of related-party notes payable are as follows:

For the year ending December 31:
2025 (Remainder)	$-
2026	3,100,000
2027	-
2028	-
2029	-
Thereafter	4,040,109

$7,140,109

6.	Related-Party Lines of Credit

The Company has entered into verbal line of credit agreements with related parties. These lines of credit have maximum balances of $500,000 to $1,400,000 and bear interest on their outstanding individual balances at an interest rate of 13%. Principal and interest are not due until the maturity date which range from May to July 2027.

As of September 30, 2025, the future maturities of related-party lines of credit are as follows:

For the year ending December 31:
2025 (Remainder)	$-
2026	-
2027	2,675,000

$2,675,000

7.	Merchant Cash Advance

The Company entered into a merchant cash advance lender agreement on April 22, 2025. Under the terms of the agreement, the Company received $1,000,000 in cash, exclusive of a transaction fee of 3.00%, or $25,000. The Company repaid the advance as of September 30, 2025, plus an additional $320,000, which is included as interest expense on the statements of operations and member’s deficit.

The Company entered into a merchant cash advance lender agreement on September 26, 2025. Under the terms of the agreement, the Company received $750,000 in cash, exclusive of a transaction fee of 3.00%, or $22,500. The amount to be repaid is as follows under the terms of the agreement:

●	Within 30 days, $862,500.

●	Within 60 days, $892,500.

●	Within 90 days, $922,500.

●	Within 120 days, $952,500.

●	After 120 days, $1,012,500.

The term of the agreement depends upon the Company’s cash receipts, and is calculated as 11.00% of receipts, as defined in the terms of the agreement. The estimated weekly payment is $21,094. Management estimates that the amount will not be repaid within 120 days and as of September 30, 2025 have accrued the additional $262,500 above the amount borrowed, which is included as part of accrued expenses on the balance sheet. The $262,500 is recorded as a debt discount against the merchant cash advance and is being amortized over the term of the advance to interest expense.

8.	Member’s Deficit

The Company is wholly owned by Ambia Holdings, Inc. and 100% of the membership interests outstanding are held by Ambia Holdings, Inc. A members liability is limited, and all such debts, obligations and liabilities of the Company are solely the debts and obligations of the Company.

9.	Commitments and Contingencies

Litigation

The Company is involved in legal proceedings from time to time arising in the normal course of business.  Management, after consultation with legal counsel, believes that the outcome of these proceedings will not have a material impact on the Company’s financial position, results of operations, or liquidity.

Commitment to Former Employee

On November 7, 2024, the Company entered into a separation and release of claims agreement with an employee wherein the employee was paid a severance payment of approximately $42,000 in exchange for the employee’s release of claims and agreement to restrictive covenants. Contemporaneously with this agreement, the Company entered a loan agreement with this employee and committed to lend to this former employee up to $600,000 with draws occurring at a pre-defined rate during 2025 and 2026. Interest on the draw amounts earn 3% of the outstanding balance. Each draw will be fully forgiven 5 months after the disbursement if the former employee abides by the restrictive covenants, which are primarily non-compete and non-solicitation agreements. This former employee holds a less than 1% interest in the Company.

During the nine months ended September 30, 2025, the Company forgave $200,000 in draws. As of September 30, 2025 and December 31, 2024, the outstanding balance under this loan agreement was $200,000 and $400,000, respectively, and is included within accrued expenses on the balance sheet. If not forgiven, the entire balance under this agreement is due on January 15, 2028.

10.	Leases

Finance lease assets are recorded net of accumulated amortization of $632,934 and $187,249, respectively, as of September 30, 2025 and December 31, 2024.

The components of lease expense were as follows for the nine months ended September 30, 2025 and 2024:

Lease Cost	Classification	2025	2024
Operating	Rent	$611,224	$632,804

Finance:

Asset amortization	Depreciation and amortization	342,163	173,790
Interest on liability	Net interest expense	47,543	27,937
Net lease cost		$1,000,930	$834,531

The weighted average remaining lease terms and interest rates were as follows as of September 30, 2025 and December 31, 2024:

Lease Term and Discount Rate	2025	2024
Weighted average remaining lease term (years)
Operating leases	4.23	2.34
Finance leases	3.69	4.51
Weighted average discount rate
Operating leases	6.60%	4.25%
Finance leaess	4.31%	4.13%

The following table reconciles the undiscounted future cash flows for the next five years to the operating and finance lease liabilities recorded within the balance sheet as of September 30, 2025:

For the year ending December 31:	Operating	Finance
2025 (Remainder)	$187,097	$114,134
2026	570,490	364,512
2027	689,483	374,183
2028	759,660	399,923
2029	741,734	232,443
2030	312,086	-

Total lease payments	3,260,550	1,485,195
Less: interest	(492,202)	(190,552)
Present value of lease liabilities	$2,768,348	$1,294,643

Rent expense related to short-term leases for the nine months ended September 30, 2025 and 2024 was $224,202 and $36,513, respectively. Cash payments made for the nine months ended September 30, 2025 and 2024 that are included in the measurement of lease liabilities was $681,392 and $643,415, respectively.

11.	Related Party Transactions Not Disclosed Elsewhere

Sales Commissions Receivables

Sales commissions receivables consist of commissions receivable due from employees and contractors owed to the Company. As of September 30, 2025 sales commissions receivable was approximately $1,581,000, net of allowance of approximately $760,000. As of December 31, 2024, sales commissions receivable was approximately $424,000, net of allowance of $0.

Related-Party Accounts Payable

A related-party entity will on occasion pay for bills on the Company’s behalf, and other amounts due to this entity arise over the normal course of business operations. As of September 30, 2025 and December 31, 2024, the Company owed approximately $294,000 and $510,000, respectively, to this entity.

Related-Party Accrued Interest

As of September 30, 2025 and December 31, 2024, accrued interest due to related parties of approximately $1,343,000 and $1,091,000, respectively, is included in accrued expenses in the balance sheet.

12.	Benefit Plan

The Company sponsors a defined contribution 401(k) retirement plan (the Retirement Plan). Employees are eligible to participate on the first day of the month coinciding with or next following the date they have completed six months of service and have attained 18 years of age. Employees may elect to contribute to the Retirement Plan subject to the limitations of the Internal Revenue Code (IRC). The Company makes a matching contribution to each participant’s account equal to 100% of the first 3%, and 50% of the next 2% of each participant’s contribution. Participants are 100% vested in all contributions immediately. For the nine months ended September 30, 2025 and 2024, the Company made $219,037 and $148,663, respectively, in matching contributions to the plan.

13.	Subsequent Events

On November 11, 2025, the Company entered a non-binding letter of intent with SunPower, Inc. to be acquired for $37,500,000. The transaction closed on November 21, 2025.